ELLENOFF GROSSMAN & SCHOLE LLP
ATTORNEYS AT LAW
150 EAST 42ND STREET, 11th FLOOR
NEW YORK, NEW YORK 10017
TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889
www.egsllp.com

May 25, 2011

VIA ELECTRONIC TRANSMISSION

rVue Holdings, Inc.
100 N.E. 3rd Avenue, Suite 200
Fort Lauderdale, FL 33301

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are familiar with the Registration Statement on Form S-1 (the "Registration Statement") to which this opinion is an exhibit, which Registration Statement is being filed by rVue Holdings, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the public offering by certain selling stockholders of the Company named in the Registration Statement (the "Selling Stockholders") of a total of 17,249,990 shares (the "Shares") of Company common stock, par value $0.001 per share, for their respective accounts.

We have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photocopied), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified copies or photocopied.

Based on the foregoing and in reliance thereon, we are of the opinion that (i) the 8,624,995 Shares outstanding to be sold by the Selling Stockholders are validly issued, fully paid and non-assessable and (ii) with respect to the 8,624,995 Shares issuable upon exercise of warrants (the "Warrant Shares") to be sold by the Selling Stockholders, such Warrant Shares, when paid for by the applicable Selling Stockholders and issued by the Company in accordance with the terms of the warrants, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related prospectus.  In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Very truly yours, /s/ ELLENOFF GROSSMAN & SCHOLE LLP ELLENOFF GROSSMAN & SCHOLE LLP